                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                                 TERADYNE, INC.
             (Exact name of registrant as specified in its charter)

          Massachusetts                                  04-2272148
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                321 Harrison Avenue, Boston, Massachusetts 02118
              (Address of Principal Executive Offices)  (Zip Code)

                             _____________________

                                 TERADYNE, INC.
                       1979 EMPLOYEE STOCK PURCHASE PLAN
                        1991 EMPLOYEE STOCK OPTION PLAN
                           (Full title of the plans)

                             _____________________

                          William B. Asher, Jr., Esq.
                          TESTA, HURWITZ & THIBEAULT
                        Exchange Place, 53 State Street
                          Boston, Massachusetts 02109
                    (Name and address of agent for service)

                                 (617) 248-7000
          (Telephone number, including area code, of agent for service)

                        ________________________________

           Approximate date of commencement of sales pursuant to plan:
    From time to time after the Registration Statement has become effective.

                        ________________________________




                           Total of sequentially numbered pages: 27
                           Exhibit index on sequentially numbered page: 6

                        CALCULATION OF REGISTRATION FEE
================================================================================
                               Proposed          Proposed
Title of          Amount        maximum           maximum           Amount of
Securities to     to be         offering price    aggregate         registration
be registered     registered    per share (1)     offering price    fee
- --------------------------------------------------------------------------------
1979 Employee
Stock Purchase Plan

Common Stock        400,000     $28.75            $11,500,000       $ 3,965.55
$0.125 Par Value     shares

1991 Employee
Stock Option Plan

Common Stock      3,000,000     $28.75            $86,250,000        $29,741.59
$0.125 Par Value    shares



================================================================================
    (1) The price of $28.75 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 11, 1994, is set forth solely for purposes of calculating the filing fee.
================================================================================

    This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 33-38251 on Form S-8 was filed with the Securities and Exchange Commission (the "Commission") on December 18, 1990 relating to the 1979 Employee Stock Purchase Plan and the Registration Statement No. 33-42352 on Form S-8 was filed with the Commission on August 23, 1991 relating to the 1979 Employee Stock Purchase Plan and the 1991 Employee Stock Option Plan. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.  Exhibits.
         --------

         Exhibit        Description of Exhibit
         -------        ----------------------

            4.1         Teradyne, Inc. 1979 Employee Stock Purchase
                        Plan, as amended.

            4.2         Teradyne, Inc. 1991 Employee Stock Option
                        Plan, as amended.

            4.3 Restated Articles of Organization of the Registrant, as amended (filed as Exhibit
                        4.1 to Registration Statement on Form
                        S-3, filed with the Securities and
                        Exchange Commission, effective December
                        5, 1991 and incorporated herein by
                        reference).

            5.1         Opinion of Testa, Hurwitz & Thibeault.

           23.1         Consent of Testa, Hurwitz & Thibeault
                        (included in Exhibit 5.1).

           23.2         Consent of Independent Auditors.

           24.1 Power of Attorney (contained on page 4 of this Registration Statement).

                               POWER OF ATTORNEY

    Each person whose signature appears below this registration statement hereby constitutes and appoints Alexander V. d'Arbeloff, Owen W. Robbins and Richard J. Testa and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for hin or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this registration statement on Form S-8 of Teradyne, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly cuased this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 15th day of August, 1994.

                                        TERADYNE, INC.


                                        By:/s/ Owen W. Robbins
                                           -------------------
                                           Owen W. Robbins
                                           Executive Vice President
                                           Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature               Capacity                    Date
      ---------               --------                    ----

\s\ Alexander V. d'Arbeloff   President and Chairman of   August 15, 1994
- ---------------------------   the Board (Principal
Alexander V. d'Arbeloff       Executive Officer)

\s\ Owen W. Robbins           Executive Vice President    August 15, 1994
- -------------------           and Director (Principal
Owen W. Robbins               Financial Officer)

\s\ Donald J. Hamman          Controller (Principal       August 15, 1994
- --------------------          Accounting Officer)
Donald J. Hamman

\s\ Edwin L. Artzt            Director                    August 15, 1994
- ------------------
Edwin L. Artzt

\s\ Albert Carnesale          Director                    August 15, 1994
- --------------------
Albert Carnesale

\s\ Daniel S. Gregory         Director                    August 15, 1994
- ---------------------
Daniel S. Gregory

\s\ Dwight H. Hibbard         Director                    August 15, 1994
- ---------------------
Dwight H. Hibbard

\s\ Franklin P. Johnson, Jr.  Director                    August 15, 1994
- ----------------------------
Franklin P. Johnson, Jr.

                              Director
- --------------------
John P. Mulroney

\s\ James A. Prestridge       Executive Vice President    August 15, 1994
- -----------------------       and Director
James A. Prestridge

\s\ Richard J. Testa          Director                    August 15, 1994
- --------------------
Richard J. Testa

                                 EXHIBIT INDEX
                                                    Sequentially
Exhibit       Description of Exhibit                Numbered Page
- -------       ----------------------                -------------

   4.1        Teradyne, Inc. 1979 Employee Stock
              Purchase Plan, as amended.               7

   4.2        Teradyne, Inc. 1991 Employee Stock
              Option Plan, as amended.                15

   4.3        Restated Articles of Organization of
              the Registrant, as amended (filed as
              Exhibit 4.1 to Registration
              Statement on Form S-3, filed with
              the Securities and Exchange
              Commission, effective December 5,
              1991 and incorporated herein by
              reference).                             --

   5.1        Opinion of Testa, Hurwitz &
              Thibeault.                              25

  23.1        Consent of Testa, Hurwitz &
              Thibeault (included in Exhibit 5.1).    --

  23.2        Consent of Independent Auditors.        27

  24.1        Power of Attorney (contained in
              page 4 of this Registration
              Statement).                             --